EX 99.906 CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act (17 CFR 270.30a-2(b))

Each of the undersigned hereby certifies that:

1.	The Form N-CSR of Old Westbury Funds, Inc. (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Old Westbury Funds, Inc..

Date:	1/4/12	/s/ Marc D. Stern

Marc D. Stern, President
(Principal Executive Officer)

Date:	1/4/12	/s/ Peter C. Artemiou

Peter C. Artemiou, Treasurer
(Principal Financial Officer)